Exhibit 99.1

Accolade Announces Results for Fiscal Second Quarter 2022

●	Fiscal second quarter 2022 revenue of $73.3 million, a 99% increase compared to fiscal second quarter 2021 revenue of $36.8 million
●	Introduced Personalized Healthcare category, focused on human relationships and personalization using data to enable value-based care
●	Launched Accolade One and Accolade Care, two new healthcare solutions that combine Accolade’s intelligent technology, advocacy services and team-based healthcare delivery

SEATTLE, October 7, 2021 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal second quarter ended August 31, 2021.

“At Accolade, we believe it is time for a new approach that recognizes healthcare is a personal experience, and that we must stop rewarding a system that fundamentally doesn’t work for patients or employers. At our recent Evolve21 customer conference, we were proud to introduce Personalized Healthcare, a new category that enables a nationally scalable model of value-based care. Personalized Healthcare requires all healthcare companies to step up and offer solutions that deliver a personalized experience, are powered by data-driven insights, and align the financial model with demonstrated value. Our new solutions – Accolade One and Accolade Care – deliver one of the broadest offering portfolios available to employers,” said Rajeev Singh, Accolade Chief Executive Officer.

Accolade also announced today that it completed the acquisition of substantially all the assets of HealthReveal, a clinical artificial intelligence (AI) company focused on ensuring patients receive optimal, personalized chronic care to preempt adverse outcomes. HealthReveal’s technology continually applies the latest medical guidelines to produce Reveals – personalized diagnostic and treatment recommendations. The addition of HealthReveal’s technology and team will accelerate Accolade’s focus on providing data-driven, clinically-based recommendations to our frontline care teams of physicians, specialists, nurses and health assistants.

Financial Highlights for Fiscal Second Quarter ended August 31, 2021

	Three Months Ended August 31,		%
	2021	2020	Change(2)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$73.3	$36.8	99%
Net Loss	$(62.4)	$(15.4)	(306)%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(19.4)	$(8.7)	(122)%
Adjusted Gross Profit	$30.0	$15.9	88%
Adjusted Gross Margin	40.9%	43.3%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal third quarter ending November 30, 2021, we expect:

●	Revenue between $74.5 million and $76.5 million, which includes approximately $2.5 million of performance guarantee revenue that is expected to be recognized in the fiscal third quarter that was previously expected to be recognized in the fiscal fourth quarter
●	Adjusted EBITDA between $(21.5) million and $(24.5) million

For the fiscal year ending February 28, 2022, we are revising our revenue and reaffirming our Adjusted EBITDA ranges as follows:

●	Revenue between $303 million and $307 million
●	Adjusted EBITDA between $(49) million and $(54) million

Commenting on the company’s results and revised fiscal year 2022 outlook, Accolade Chief Financial Officer Steve Barnes added, “Our second quarter results demonstrated the consistency and predictability of Accolade’s business. We are beginning to see the positive impact of combining Accolade, 2nd.MD and PlushCare, with the teams operating as one across all areas, especially sales and product development. As we have consistently said previously, we plan to invest in the integration between the three offerings to maintain a superlative member and customer experience. We will continue to focus driving top line growth while demonstrating consistent progress toward our long-term operating model.”

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, October 7, 2021 at 4:30 p.m. E.T. to discuss its financial results. The conference call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID # 9547326; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Quarterly Report on Form 10-Q, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) provides millions of people and their families with an exceptional healthcare experience that is personal, data driven and value based to help every person live their healthiest life. Accolade solutions combine virtual primary care, mental health support and expert medical opinion services with intelligent technology and best-in-class care navigation. Accolade's Personalized Healthcare approach puts humanity back in healthcare by building relationships that connect people and their families to the right care at the right time to improve outcomes, lower costs and deliver consumer satisfaction. Accolade consistently receives consumer satisfaction ratings over 90%. For more information, visit accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Asher Dewhurst, Investor Relations, Accolade@westwicke.com

Media Contact:

Megan Torres, Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	August 31,	February 28,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$384,003	$433,884
Accounts receivable, net	15,845	9,112
Unbilled revenue	2,875	2,725
Current portion of deferred contract acquisition costs	2,864	2,210
Current portion of deferred financing fees	—	93
Prepaid and other current assets	12,023	5,957
Total current assets	417,610	453,981
Property and equipment, net	12,181	9,227
Goodwill	575,660	4,013
Intangible assets, net	255,166	604
Deferred contract acquisition costs	7,256	6,067
Other assets	1,921	1,618
Total assets	$1,269,794	$475,510
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,696	$7,390
Accrued expenses	6,777	4,845
Accrued compensation	35,868	35,379
Deferred rent and other current liabilities	3,040	567
Due to customers	6,685	5,015
Current portion of deferred revenue	43,117	25,879
Contingent consideration liabilities	145,214	—
Total current liabilities	249,397	79,075
Convertible notes, net of unamortized issuance costs	279,849	—
Deferred rent and other noncurrent liabilities	6,637	5,192
Deferred revenue	353	395
Total liabilities	536,236	84,662

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 66,348,000 and 55,699,052 shares issued and outstanding at August 31, 2021 and February 28, 2021, respectively	7	6
Additional paid-in capital	1,216,142	762,362
Accumulated deficit	(482,591)	(371,520)
Total stockholders’ equity	733,558	390,848
Total liabilities and stockholders’ equity	$1,269,794	$475,510

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended August 31,		Six months ended August 31,
	2021	2020	2021	2020
Revenue	$73,288	$36,788	$132,815	$72,682
Cost of revenue, excluding depreciation and amortization	44,334	21,071	80,270	43,310
Operating expenses:
Product and technology	22,512	12,236	38,451	23,606
Sales and marketing	24,009	7,881	38,518	15,196
General and administrative	26,170	6,453	48,172	12,120
Depreciation and amortization	11,021	2,049	19,717	3,977
Change in fair value of contingent consideration	19,686	—	30,146	—
Total operating expenses	103,398	28,619	175,004	54,899
Loss from operations	(74,444)	(12,902)	(122,459)	(25,527)
Interest expense, net	(776)	(2,347)	(1,394)	(3,629)
Other income (expense)	11	(104)	(44)	(119)
Loss before income taxes	(75,209)	(15,353)	(123,897)	(29,275)
Income tax benefit (expense)	12,845	(18)	12,826	(56)
Net loss	$(62,364)	$(15,371)	$(111,071)	$(29,331)

Net loss per share, basic and diluted	$(0.97)	$(0.47)	$(1.81)	$(1.45)

Weighted-average common shares outstanding, basic and diluted	64,404,223	33,029,147	61,332,729	20,277,416

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three months ended August 31,		Six months ended August 31,
	2021	2020	2021	2020
Cost of revenue, excluding depreciation and amortization	$1,054	$218	$1,382	$327
Product and technology	6,366	718	8,188	1,152
Sales and marketing	4,054	490	5,427	792
General and administrative	8,301	679	12,453	1,093
Total stock-based compensation	$19,775	$2,105	$27,450	$3,364

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six months ended August 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(111,071)	$(29,331)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	19,717	3,977
Amortization of deferred contract acquisition costs	1,246	740
Change in fair value of contingent consideration	30,146	—
Deferred income taxes	(12,865)	—
Noncash interest expense	823	1,316
Stock-based compensation expense	27,450	3,364
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	1,440	(9,581)
Accounts payable and accrued expenses	(267)	(806)
Deferred contract acquisition costs	(2,349)	(2,812)
Deferred revenue and due to customers	16,735	3,847
Accrued compensation	(5,782)	6,580
Deferred rent and other liabilities	(75)	(212)
Other assets	(3,792)	(437)
Net cash used in operating activities	(38,644)	(23,355)
Cash flows from investing activities:
Purchase of marketable securities	(99,998)	—
Sale of marketable securities	99,998	—
Capitalized software development costs	(356)	(374)
Purchases of property and equipment	(1,573)	(981)
Earnout payments to MD Insider	—	(58)
Cash paid for acquisitions, net of cash acquired	(261,873)	—
Net cash used in investing activities	(263,802)	(1,413)
Cash flows from financing activities:
Proceeds from IPO, net of underwriters' discounts and commissions and offering costs	—	231,675
Proceeds from stock option and warrant exercises	5,654	4,802
Payments of equity issuance costs	(60)	—
Payment of debt issuance costs	(8,368)	—
Payment for purchase of capped calls	(34,443)	—
Proceeds from stock purchases under employee stock purchase plan	2,282	—
Proceeds from borrowings on debt	287,500	51,166
Repayments of debt principal	—	(73,166)
Payments related to debt retirement	—	(753)
Net cash provided by financing activities	252,565	213,724
Net increase (decrease) in cash and cash equivalents	(49,881)	188,956
Cash and cash equivalents, beginning of period	433,884	33,155
Cash and cash equivalents, end of period	$384,003	$222,111
Supplemental cash flow information:
Interest paid	$102	$2,194
Fixed assets included in accounts payable	$166	$48
Other receivable related to stock option exercises	$75	$108
Income taxes paid	$60	$105
Common stock issued in connection with acquisitions	$446,525	$—
Replacement awards issued in connection with acquisitions	$6,729	$—
Bonus settled in the form of stock options	$—	$5,735
Debt issuance and offering costs included in accounts payable and accrued expenses	$—	$312

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and change in fair value of contingent consideration. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge. These non-GAAP financial measures may also not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner, limiting their usefulness as comparative measures. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results. The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2021	2020	2021	2020

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$73,288	$36,788	$132,815	$72,682
Less:
Cost of revenue, excluding depreciation and amortization	(44,334)	(21,071)	(80,270)	(43,310)
Gross profit, excluding depreciation and amortization	28,954	15,717	52,545	29,372
Add:
Stock‑based compensation, cost of revenue	1,054	218	1,382	327
Adjusted Gross Profit	$30,008	$15,935	$53,927	$29,699
Gross margin, excluding depreciation and amortization	39.5%	42.7%	39.6%	40.4%
Adjusted Gross Margin	40.9%	43.3%	40.6%	40.9%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Net Loss	$(62,364)	$(15,371)	$(111,071)	$(29,331)
Adjusted for:
Interest expense, net	776	2,347	1,394	3,629
Income tax expense (benefit)	(12,845)	18	(12,826)	56
Depreciation and amortization	11,021	2,049	19,717	3,977
Stock‑based compensation	19,775	2,105	27,450	3,364
Acquisition and integration‑related costs	4,517	—	12,897	—
Change in fair value of contingent consideration	19,686	—	30,146	—
Other expense (income)	(11)	104	44	119
Adjusted EBITDA	$(19,445)	$(8,748)	$(32,249)	$(18,186)